As filed with the Securities and Exchange Commission on November 8, 2007

Registration No. 333-146988

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	73-1521290
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

14313 North May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

(405) 848-8807

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Benjamin E. Russ

General Counsel

14313 North May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

(405) 242-4867

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Seth R. Molay, P.C.

Akin, Gump, Strauss, Hauer & Feld, L.L.P.

1700 Pacific Avenue, Suite 4100

Dallas, TX 75201

(214) 969-2800

(214) 969-4343 (facsimile)

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-146988) for the sole purpose of filing Exhibits 5.1 and 23.1 with the Securities and Exchange Commission. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

The following is a list of exhibits filed as a part of this registration statement.

Exhibit Number	Description
1.1*	Form of Common Stock Underwriting Agreement

1.2*	Form of Debt Securities Underwriting Agreement

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 000-19514, filed by the Company with the SEC on April 26, 2006).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, File No. 000-19514, filed by the Company with the SEC on July 12, 2006).

4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form SB-2, File No. 333-115396, filed by the Company with the SEC on July 22, 2004).

4.2#	Form of Senior Debt Indenture (including form of Senior Debt Security).

4.3#	Form of Subordinated Debt Indenture (including form of Subordinated Debt Security).

4.4	Registration Rights Agreement, dated as of February 23, 2005, by and among the Company, Southpoint Fund LP, a Delaware limited partnership, Southpoint Qualified Fund LP, a Delaware limited partnership and Southpoint Offshore Operating Fund, LP, a Cayman Islands exempted limited partnership (incorporated by reference to Exhibit 10.7 of Form 10-KSB, File No. 000-19514, filed by the Company with the SEC on March 31, 2005).

4.5	Registration Rights Agreement, dated as of March 29, 2002, by and among Gulfport Energy Corporation, Gulfport Funding LLC, certain other affiliates of Wexford and the other Investors Party thereto (incorporated by reference to Exhibit 10.3 of Form 10-QSB, File No. 000-19514, filed by the Company with the SEC on November 11, 2005).

4.6	Amendment No. 1, dated February 14, 2006, to the Registration Rights Agreement, dated as of March 29, 2002, by and among Gulfport Energy Corporation, Gulfport Funding LLC, certain other affiliates of Wexford and the other Investors Party thereto (incorporated by reference to Exhibit 10.15 of Form 10-KSB, File No. 000-19514, filed by the Company with the SEC on March 31, 2006).

5.1+	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding Company securities.

12.1#	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.

23.1+	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included on Exhibit 5.1).

23.2#	Consent of Grant Thornton LLP.

Exhibit Number	Description

23.3#	Consent of Netherland, Sewell & Associates, Inc.

24#	Power of Attorney (included on the signature page of this Registration Statement).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee for the Senior Debt Securities

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee for the Subordinated Debt Securities.

*	To be filed as an exhibit to a Current Report on Form 8-K of the registrant in connection with a specific offering.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act.
+	Filed herewith.
#	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma on the 8th day of November, 2007.

GULFPORT ENERGY CORPORATION

By:	/s/ James D. Palm
James D. Palm
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on November 8, 2007.

NAME	TITLE

* Mike Liddell	Chairman of the Board

/s/ James D. Palm James D. Palm	Chief Executive Officer (principal executive officer), Director

* Michael G. Moore	Vice President and Chief Financial Officer (principal financial and accounting officer)

David L. Houston	Director

* Scott E. Streller	Director

*By:	/s/ James D. Palm
James D. Palm
Attorney-in-Fact

Gulfport Energy Corporation

Exhibit Index

Exhibit Number	Description
1.1*	Form of Common Stock Underwriting Agreement

1.2*	Form of Debt Securities Underwriting Agreement

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 000-19514, filed by the Company with the SEC on April 26, 2006).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, File No. 000-19514, filed by the Company with the SEC on July 12, 2006).

4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form SB-2, File No. 333-115396, filed by the Company with the SEC on July 22, 2004).

4.2#	Form of Senior Debt Indenture (including form of Senior Debt Security).

4.3#	Form of Subordinated Debt Indenture (including form of Subordinated Debt Security).

4.4	Registration Rights Agreement, dated as of February 23, 2005, by and among the Company, Southpoint Fund LP, a Delaware limited partnership, Southpoint Qualified Fund LP, a Delaware limited partnership and Southpoint Offshore Operating Fund, LP, a Cayman Islands exempted limited partnership (incorporated by reference to Exhibit 10.7 of Form 10-KSB, File No. 000-19514, filed by the Company with the SEC on March 31, 2005).

4.5	Registration Rights Agreement, dated as of March 29, 2002, by and among Gulfport Energy Corporation, Gulfport Funding LLC, certain other affiliates of Wexford and the other Investors Party thereto (incorporated by reference to Exhibit 10.3 of Form 10-QSB, File No. 000-19514, filed by the Company with the SEC on November 11, 2005).

4.6	Amendment No. 1, dated February 14, 2006, to the Registration Rights Agreement, dated as of March 29, 2002, by and among Gulfport Energy Corporation, Gulfport Funding LLC, certain other affiliates of Wexford and the other Investors Party thereto (incorporated by reference to Exhibit 10.15 of Form 10-KSB, File No. 000-19514, filed by the Company with the SEC on March 31, 2006).

5.1+	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding Company securities.

12.1#	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.

23.1+	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included on Exhibit 5.1).

23.2#	Consent of Grant Thornton LLP.

23.3#	Consent of Netherland, Sewell & Associates, Inc.

24#	Power of Attorney (included on the signature page of this Registration Statement).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee for the Senior Debt Securities

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee for the Subordinated Debt Securities.

*	To be filed as an exhibit to a Current Report on Form 8-K of the registrant in connection with a specific offering.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act.
+	Filed herewith.
#	Previously filed.